UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2015

Wells Financial Corp.
(Exact name of registrant as specified in its charter)

Minnesota	333-202694	41-1799504
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

53 First Street, S.W., Wells, Minnesota	56097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(507) 553-3151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

WELLS FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2015, the Board of Directors of Wells Financial Corp. (the “Registrant”) appointed James D. Moll as President and Chief Executive Officer of the Registrant.  Mr. Moll, age 64, has been serving as Interim President and Chief Executive Officer of the Registrant since January 26, 2015.  Mr. Moll will continue to receive his current  base salary of $175,000 per year which is the equivalent salary he was paid when named Interim President and Chief Executive Officer.  Mr. Moll has served as Chief Financial Officer of the Registrant since December 1994 and will continue in that role until a suitable replacement is found.  Mr. Moll is a first cousin of Mr. Richard Mueller, a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FINANCIAL CORP.

Date:	June 19, 2015	By:	/s/ James D. Moll
James D. Moll
President and Chief Executive Officer
(Duly Authorized Representative)